     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1997


                                                      REGISTRATION NO. 333-19939
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        DECRANE AIRCRAFT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          3728                 34-1645569
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)     Classification Code No.)     Identification
                                                                      No.)

                            155 MONTROSE WEST AVENUE
                                   SUITE 210
                                COPLEY, OH 44321
                                 (330) 668-3061
              (Address, including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                R. JACK DECRANE
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        DECRANE AIRCRAFT HOLDINGS, INC.
                            155 MONTROSE WEST AVENUE
                                   SUITE 210
                                COPLEY, OH 44321
                                 (330) 668-3061
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)
                           --------------------------

                                WITH COPIES TO:

      STEPHEN A. SILVERMAN, ESQ.                KENNETH J. BARONSKY, ESQ.
          SPOLIN & SILVERMAN                 MILBANK, TWEED, HADLEY & McCLOY
  100 Wilshire Boulevard, Suite 940            601 S. Figueroa, 30th Floor
    Santa Monica, California 90401            Los Angeles, California 90017
            (310) 576-1221                            (213) 892-4000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF SECURITIES              AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
         TO BE REGISTERED               REGISTERED (1)          PER SHARE (2)            PRICE (2)        REGISTRATION FEE (2)
Common Stock, Par Value, $.01          2,987,040 Shares            $15.00               $44,805,600            $13,577(3)

(1) Includes 389,614 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.

(3) Previously paid.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    This Amendment No. 4 is being filed by DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Company"), in order to amend certain portions of Part II of the Company's Registration Statement on Form S-1. Accordingly, Part I of the Form S-1 is not included in this Amendment No. 4.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

ITEM                                                                                AMOUNT
-------------------------------------------------------------------------------  -------------
SEC Registration Fee...........................................................  $      13,577
NASD Filing Fee................................................................          4,981
Nasdaq National Marketing Listing Fee..........................................         30,500
Blue Sky Filing Fees and Expenses..............................................          3,000
Printing and Engraving Costs...................................................        225,000
Transfer Agent Fees............................................................          5,000
Legal Fees and Expenses........................................................        745,000
Accounting Fees and Expenses...................................................        340,000
Miscellaneous..................................................................         20,442
                                                                                 -------------
    Total......................................................................  $   1,387,500


    All amounts are estimated except for the SEC Registration Fee and the NASD Filing Fee.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director: (i) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or recision based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

    In addition, the Certificate of Incorporation and the Company's Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer of the Company who by reason of the fact that he or she is a director or officer of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of GCLSD. The Company may from time to time agree to provide similar indemnifications to certain employees and other agents.

    The Company also maintains directors' and officers' liability insurance.

    In addition, the Underwriting Agreement provides for indemnification by the Underwriters of the Registrant, its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    (1) Pursuant to a Securities Purchase Agreement dated November 2, 1994 and Electra Investment Trust P.L.C. and Electra Associates, Inc (collectively, "Electra") and DSV Partners, the Company sold 271,471 shares of Series C preferred stock for a purchase price of $1.50 per share. The sale of these securities was exempt from registration pursuant to Section 4(2) of the Act.

    (2) Pursuant to an Amended and Restated Credit Agreement dated as of November 2, 1994 among the Company, Provident Bank ("Provident") and Internationale Nederlanden (U.S.) Capital Corporation ("ING), the Company issued warrants to purchase an aggregate of 84,748 shares of Common Stock in connection with the amendment and restatement of the Company's credit agreement. Also in connection with the Amended and Restated Credit Agreement the Company issued warrants to purchase an aggregate of 94,558 shares of Common Stock to a former lender to the Company. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Act.

    (3) Pursuant to a Securities Purchase Agreement dated as of November 2, 1994 among the Company and Electra, the Company issued for a purchase price of $7.0 million (i) 12% Senior Subordinated Notes due December 31, 2001 having an aggregate principal amount of $7.0 million, and (ii) warrants to purchase 266,990 shares of Common Stock. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Act.

    (4) Pursuant to a Securities Purchase Agreement dated as of February 20, 1996 among the Company, Nassau Capital Partners, L.P. and NAS Partners I, L.L.C., the Company issued an aggregate purchase price of $6.5 million (i) 2,000,000 shares of Series D Preferred Stock, and (ii) warrants to purchase 194,618 shares of Common Stock. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Act.

    (5) In January 1994, the Company sold 2,269 shares of Common Stock for $.53 per share to John Schnepf. Such securities were sold pursuant to the exercise of stock options.

    (6) Pursuant to a Securities Purchase Agreement dated February 9, 1996 among the Company, R.G. MacDonald, Charles Becker, Robert Rankin and John Hinson the Company sold 75,000 shares of Series C preferred stock for a purchase price of $1.50 per share. The sale of these securities was exempt from registration pursuant to Section 4(2) of the Act.

    (7) Pursuant to a Securities Purchase Agreement dated September 18, 1996 among the Company, Nassau the Company sold (i) $2.0 million aggregate principal amount of 15% convertible Notes and 49,079 warrants to purchase Common Stock for a purchase price of $3.0 million, and (ii) 750,000 shares of Series E Preferred Stock and 49,079 warrants to purchase Common Stock for a purchase price of $3.0 million. The issuance of such securities was exempt from registration under
Section 4(2) of the Act.

    (8) Pursuant to an Amended and Restated Credit Agreement dated as of September 18, 1996 among the Company, Provident and Internationale Nederlanden (U.S.) Capital Corporation., ING and Provident Bank, the Company issued 70,892 warrants to purchase Common Stock as additional consideration for amendments to documents governing certain indebtedness of the Company. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

      1.1  Form of Underwriting Agreement**

      3.1  Certificate of Incorporation of Registrant**

      3.2  Bylaws of Registrant**

      4.1  Specimen Certificate (incorporated by reference to Exhibit 2(1) of the Company's
             Form 8-A/A filed April 14, 1997)**

      5.1  Opinion of Spolin & Silverman (re legality)

     10.1  1993 Share Incentive Plan**

     10.2  Tax Sharing Agreement dated March 15, 1993 between the Company TSH and Hollingsead
             International, Inc.**

     10.3  Employment Agreement dated September 1, 1994 between the Company and R. Jack
             DeCrane**

     10.4  Employment Agreement dated June 28, 1993 between the Company and R. G. MacDonald**

     10.5  Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and the
             Allard Children's Trust f/b/o John R. Allard**

     10.6  Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and the
             Allard Children's Trust f/b/o Michael E. Allard**

     10.7  Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and Younes
             Nazarian**

     10.8  Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and David and Angela Nazarian, Trustees of the Nazarian Family Trust**

     10.9  Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and Gerald
             R. Allard, Trustee of the Gerald R. Allard Revocable Trust of 1994**

    10.10  Fourth Amended and Restated Registration Rights Agreement dated September 18, 1996 among the Company, Banc One Capital Partners Corporation, Brantley Venture
             Partners II, L.P., R. Jack DeCrane, DSV Parnters, IV, Electra Investment Trust,
             P.L.C., Internationale Nederlanden (U.S.) Capital Corporation, Electra Associates,
             Inc., The Provident Bank, Nassau Capital Partners L.P., NAS Partner I L.L.C.**

    10.11  Fourth Amended and Restated Shareholders Agreement dated September 18, 1996 among the Company, Banc One Capital Partners Corporation, Brantley Venture Partners II,
             L.P., R. Jack DeCrane, DSV Partners, IV, Electra Investment Trust, P.L.C.,
             Internationale Nederlanden (U.S.) Capital Corporation, Electra Associates, Inc.,
             The Provident Bank, Nassau Capital Partners L.P., NAS Partner I L.L.C.**

    10.12  Lease dated September 1989 as amended on December 15, 1993 among Continental
             Development Corporation, Tri-Star Electronics, Inc., and Cory Components, Inc. for
             real property in El Segundo, CA**

    10.13  Amended and Restated Credit Agreement, dated September 18, 1996, among the Comapny,
             ADS Acquisition, Inc., Tri-Star Holdings, Inc., Tri-Star Electronics
             International, Inc., Tri-Star Technologies, Inc., Tri-Star Technologies, Tri-Star
             Electronics Europe S.A., Mezzovico, Cory Holdings, Inc., Cory Components, Inc.,
             Hollingsead International, Inc., Hollingsead International Limited, The Provident
             Bank, and Internationale Nederlanden (U.S.) Capital Corporation**

    10.14  General Terms Agreement dated July 5, 1995 between the Boeing Company and Cory
             Components, Number 6-5752-0002**

    10.15  Special Business Provisions dated November 30, 1995 between the Boeing Company and
             Cory Components, Number 6-5752-0004**

    10.16  Purchase Agreement 9423JC4548 between Boeing Defense & Space-Irving Co. and Cory
             Components, January 1, 1995 through December 31, 1999**

    10.17  Electrical Contact Procurement Contract Letter of Agreement, dated June 28, 1993 between Boeing Commercial Airplane Group and Tri-Star Electronics International**

    10.18  Asset Purchase and Sale Agreement by and among Allard Industries, Inc., Gerald R.
             Allard, Trustee of the Gerald R. Allard Revocable Trust of 1994, The Allard
             Children's Trust f/b/o John Allard, The Allard Children's Trust f/b/o Michael E.
             Allard, Younes Nazarian and David and Angela Nazarian, Trustees of the Nazarian
             Family Trust, the principal shareholders of Allard, the Company and ADS
             Acquisition, Inc.**

    10.19  Assets Purchase and Sale Agreement dated December 4, 1996 among the Company, EE
             Acquisition, Inc., William Lyon, and Elsinore LP**

    10.20  Asset Purchase and Sale Agreement dated November 25, 1996 among AMP, Incorporated, the Whitaker Corporation and DeCrane Aircraft Holdings, Inc.**

    10.21  Stock Purchase Agreement, dated January 1, 1995, among the Company and Cory
             Components, Inc.**

    10.22  Securities Purchase Agreement, dated September 18, 1996 among the Company, Nassau
             Capital Partners L.P., NAS Partners I L.L.C., and Electra Investment Trust
             P.L.C.**

    10.23  Securities Purchase Agreement, dated February 20, 1996 among the Company, Nassau
             Capital Partners L.P. and NAS Partners I L.L.C.**

    10.24  Securities Purchase Agreement dated November 2, 1994, as amended on February 20,
             1996, among the Company, Electra Investment Trust P.L.C. and Electra Associates,
             Inc.**

    10.25  Letter Agreement dated November 24, 1994 between the Company and Charles Becker**

    10.26  Warrant Agreement dated November 2, 1994 between the Company and Internationale
             Nederlanden (U.S.) Capital Corporation**

    10.27  Form of Warrant Agreement relating to the Company's Series E Warrants**

    10.28  Form of Warrant Agreement relating to the Company's Series F Warrants**

    10.29  Form of Warrant Agreement relating to the Company's Series G Warrants**

    10.30  Form of Warrant Agreement relating to the Company's Series H Warrants**

    10.31  Share Purchase Agreement dated February 9, 1996 among the Company, R.G. MacDonald,
             Charles Becker, Robert Rankin**

    10.32  Form of Amendment Agreement dated March 7, 1997 between the Company and Nassau**

    10.33  401(k) Salary Reduction Non-Standardized Adoption Agreement dated April 30, 1992 between the Company and The Lincoln National Life Insurance Company**

    10.34  Agreement dated January 10, 1997 among the Company and its shareholders relating to the Recapitalization**

    10.35  Form of Loan and Security Agreement among DeCrane Aircraft Holdings, Inc., Bank of
             America Illinois, as agent and lender, and the other lenders party thereto**

    10.36  Agreement dated July 30, 1996 between Interactive Flight Technologies and
             Hollingsead International, Inc. (Portions of this exhibit have been omitted pursuant to confidential treatment. Such portions of the exhibit have been separately filed with the Commission.)

     11.1  Statement regarding computation of per share earnings of the Company**

     21.1  List of Subsidiaries of Registrant**

     23.1  Consent of Price Waterhouse, LLP**

     23.2  Consent of Spolin & Silverman (included in Exhibit 5.1)

     24.1  Power of Attorney (appears on signature page)**

     27    Financial Data Schedule**

------------------------

** Previously filed.

    (b) FINANCIAL STATEMENT SCHEDULE:

        Schedule II--Valuation and Qualifying Accounts

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the Closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    This Amendment to Registration Statement and Power of Attorney, pursuant to the requirements of the Securities Act of 1933, as amended, has been signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on this 14th day of April, 1997.

                                DECRANE AIRCRAFT HOLDINGS, INC.

                                By:  /s/  R. JACK DECRANE
                                     ------------------------------------------
                                     Name: R. Jack DeCrane
                                     Title:Chairman of the Board and
                                           Chief Executive

                               POWER OF ATTORNEY

    Pursuant to the requirement of the Securities Act of 1933, as amended, this Amendment to Registration Statement have been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                            CAPACITY                   DATE
---------------------------------------------  -------------------------  --------------------
             /s/ R. JACK DECRANE               Chairman of the Board,
 -------------------------------------------     Chief Executive Officer     April 14, 1997
               R. Jack DeCrane                   and Director

              R. G. MACDONALD*                 Vice Chairman of the
 -------------------------------------------     Board and Director          April 14, 1997
               R. G. MacDonald

                                               Chief Financial Officer
              ROBERT A. RANKIN*                  and Secretary
 -------------------------------------------     (principal accounting       April 14, 1997
              Robert A. Rankin                   officer)

              JAMES R. BERGMAN*
 -------------------------------------------   Director                      April 14, 1997
              James R. Bergman

               PAUL H. CASCIO*
 -------------------------------------------   Director                      April 14, 1997
               Paul H. Cascio

            JONATHAN A. SWEEMER*
 -------------------------------------------   Director                      April 14, 1997
             Jonathan A. Sweemer

        *By:      /s/ R. JACK DECRANE
 -------------------------------------------   Attorney in fact              April 14, 1997
               R. Jack DeCrane

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                               DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------     -----
      1.1    Form of Underwriting Agreement**

      3.1    Certificate of Incorporation of Registrant**

      3.2    Bylaws of Registrant**

      4.1    Specimen Certificate (incorporated by reference to Exhibit 2(1) of the Company's Form 8-A/A filed April 14, 1997)**

      5.1    Opinion of Spolin & Silverman (re legality)

     10.1    1993 Share Incentive Plan**

     10.2    Tax Sharing Agreement dated March 15, 1993 between the Company TSH and Hollingsead
               International, Inc.**

     10.3    Employment Agreement dated September 1, 1994 between the Company and R. Jack DeCrane**

     10.4    Employment Agreement dated June 28, 1993 between the Company and R. G. MacDonald**

     10.5    Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and the Allard
               Children's Trust f/b/o John R. Allard**

     10.6    Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and the Allard
               Children's Trust f/b/o Michael E. Allard**

     10.7    Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and Younes Nazarian**

     10.8    Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and David and Angela
               Nazarian, Trustees of the Nazarian Family Trust**

     10.9    Restrictive Covenant Agreement among the Company, ADS Acquisition, Inc. and Gerald R. Allard,
               Trustee of the Gerald R. Allard Revocable Trust of 1994**

     10.10   Fourth Amended and Restated Registration Rights Agreement dated September 18, 1996 among the
               Company, Banc One Capital Partners Corporation, Brantley Venture Partners II, L.P., R. Jack
               DeCrane, DSV Parnters, IV, Electra Investment Trust, P.L.C., Internationale Nederlanden (U.S.)
               Capital Corporation, Electra Associates, Inc., The Provident Bank, Nassau Capital Partners
               L.P., NAS Partner I L.L.C.**

     10.11   Fourth Amended and Restated Shareholders Agreement dated September 18, 1996 among the Company,
               Banc One Capital Partners Corporation, Brantley Venture Partners II, L.P., R. Jack DeCrane,
               DSV Partners, IV, Electra Investment Trust, P.L.C., Internationale Nederlanden (U.S.) Capital
               Corporation, Electra Associates, Inc., The Provident Bank, Nassau Capital Partners L.P., NAS
               Partner I L.L.C.**

     10.12   Lease dated September 1989 as amended on December 15, 1993 among Continental Development
               Corporation, Tri-Star Electronics, Inc., and Cory Components, Inc. for real property in El
               Segundo, CA**

     10.13   Amended and Restated Credit Agreement, dated September 18, 1996, among the Comapny, ADS
               Acquisition, Inc., Tri-Star Holdings, Inc., Tri-Star Electronics International, Inc., Tri-Star
               Technologies, Inc., Tri-Star Technologies, Tri-Star Electronics Europe S.A., Mezzovico, Cory
               Holdings, Inc., Cory Components, Inc., Hollingsead International, Inc., Hollingsead
               International Limited, The Provident Bank, and Internationale Nederlanden (U.S.) Capital
               Corporation**

  EXHIBIT
  NUMBER                                               DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------     -----
     10.14   General Terms Agreement dated July 5, 1995 between the Boeing Company and Cory Components,
               Number 6-5752-0002**

     10.15   Special Business Provisions dated November 30, 1995 between the Boeing Company and Cory
               Components, Number 6-5752-0004**

     10.16   Purchase Agreement 9423JC4548 between Boeing Defense & Space-Irving Co. and Cory Components,
               January 1, 1995 through December 31, 1999**

     10.17   Electrical Contact Procurement Contract Letter of Agreement, dated June 28, 1993 between Boeing
               Commercial Airplane Group and Tri-Star Electronics International**

     10.18   Asset Purchase and Sale Agreement by and among Allard Industries, Inc., Gerald R. Allard,
               Trustee of the Gerald R. Allard Revocable Trust of 1994, The Allard Children's Trust f/b/o
               John Allard, The Allard Children's Trust f/b/o Michael E. Allard, Younes Nazarian and David
               and Angela Nazarian, Trustees of the Nazarian Family Trust, the principal shareholders of
               Allard, the Company and ADS Acquisition, Inc.**

     10.19   Assets Purchase and Sale Agreement dated December 4, 1996 among the Company, EE Acquisition,
               Inc., William Lyon, and Elsinore LP**

     10.20   Asset Purchase and Sale Agreement dated November 25, 1996 among AMP, Incorporated, the Whitaker
               Corporation and DeCrane Aircraft Holdings, Inc.**

     10.21   Stock Purchase Agreement, dated January 1, 1995, among the Company and Cory Components, Inc.**

     10.22   Securities Purchase Agreement, dated September 18, 1996 among the Company, Nassau Capital
               Partners L.P., NAS Partners I L.L.C., and Electra Investment Trust P.L.C.**

     10.23   Securities Purchase Agreement, dated February 20, 1996 among the Company, Nassau Capital
               Partners L.P. and NAS Partners I L.L.C.**

     10.24   Securities Purchase Agreement dated November 2, 1994, as amended on February 20, 1996, among the
               Company, Electra Investment Trust P.L.C. and Electra Associates, Inc.**

     10.25   Letter Agreement dated November 24, 1994 between the Company and Charles Becker**

     10.26   Warrant Agreement dated November 2, 1994 between the Company and Internationale Nederlanden
               (U.S.) Capital Corporation**

     10.27   Form of Warrant Agreement relating to the Company's Series E Warrants**

     10.28   Form of Warrant Agreement relating to the Company's Series F Warrants**

     10.29   Form of Warrant Agreement relating to the Company's Series G Warrants**

     10.30   Form of Warrant Agreement relating to the Company's Series H Warrants**

     10.31   Share Purchase Agreement dated February 9, 1996 among the Company, R.G. MacDonald, Charles
               Becker, Robert Rankin**

     10.32   Form of Amendment Agreement dated March 7, 1997 between the Company and Nassau**

  EXHIBIT
  NUMBER                                               DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------     -----
     10.33   401(k) Salary Reduction Non-Standardized Adoption Agreement dated April 30, 1992 between the
               Company and The Lincoln National Life Insurance Company.**

     10.34   Agreement dated January 10, 1997 among the Company and its shareholders relating to the
               Recapitalization.**

     10.35   Form of Loan and Security Agreement among DeCrane Aircraft Holdings, Inc., Bank of America
               Illinois, as agent and lender, and the other lenders party thereto.**

     10.36   Agreement dated July 30, 1996 between Interactive Flight Technologies and Hollingsead
               International, Inc. (Portions of this exhibit have been omitted pursuant to confidential treatment. Such portions of the Exhibit have been separately filed with the Commission.)

     11.1    Statement regarding computation of per share earnings of the Company**

     21.1    List of Subsidiaries of Registrant**

     23.1    Consent of Price Waterhouse LLP**

     23.2    Consent of Spolin & Silverman (included in Exhibit 5.1)

     24.1    Power of Attorney (appears on signature page)**

     27      Financial Data Schedule**


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** Previously filed.